UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 JANUARY 8, 2009

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        FLORIDA                 0 -10345                 59 -1588181
    --------------        -----------------------       ---------------
    (STATE OR OTHER       (COMMISSION FILE NUMBER)      (IRS EMPLOYER
    JURISDICTION OF                                     IDENTIFICATION
    INCORPORATION)                                      NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                        --------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

        ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On January 8, 2009, the Cache, Inc. (the "Company") issued a press release (the "Press Release") announcing its sales for the five, thirteen and fifty-two week periods ended December 27, 2008 and confirming it is revising its previous guidance for the fourth fiscal quarter of 2008 and the fiscal 2008 year. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        ITEM 8.01 VOLUNTARY DISCLOSURE OF OTHER EVENTS

        On January 8, 2009, the Company issued a press release (the "Second Press Release") announcing that its board of directors has approved a new stock repurchase program (the "Repurchase Program"), authorizing the Company to repurchase up to 1,000,000 shares of its common stock through the open market or in privately negotiated transactions, in accordance with SEC requirements. The Second Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

        ITEM 9.01 EXHIBITS

99.1 Press release regarding sales for the five, thirteen and fifty-two week periods ended December 27, 2008 and confirming the Company is revising its previous guidance for the fourth fiscal quarter of 2008 and the fiscal 2008 year.

99.2    Press release announcing the approval of the Repurchase Program.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


     DATED: JANUARY 8, 2009           CACHE, INC.




                                      BY: /s/ Margaret Feeney
                                          ---------------------------------
                                          Margaret Feeney
                                          Executive Vice President and
                                          Chief Financial Officer

                                  EXHIBIT 99.1


[GRAPHIC OMITTED]



                       Company Contact:        Maggie Feeney
                                               Executive Vice President And
                                               Chief Financial Officer
                                               Cache Inc.
                                               (212) 575-3206

Final For Release      Investor Relations:     Allison Malkin/Jane Thorn Leeson
                                               Integrated Corporate Relations
                                               (203) 682-8225/(646) 277-1223


      CACHE REPORTS 19 PERCENT COMPARABLE STORE SALES DECREASE IN DECEMBER
                                      2008
                 Revises Fourth Quarter and Fiscal 2008 Guidance

          New York, New York - January 8, 2009 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 294 stores open, reported December 2008 sales figures. The Company's December fiscal month represents the five-week period ended December 27, 2008 and therefore does not include the final week of December.

          For the 5-week period ended December 27, 2008, comparable store sales (sales for stores open at least one year or more) decreased 19%, as compared to a decrease of 10% in the prior-year period ending December 29, 2007. Total net sales for the 5-week period decreased $6.6 million or 18% to $29.1 million, as compared to last year.

          For the 13-week period ended December 27, 2008, comparable store sales decreased 17%, as compared to a decrease of 7% in the prior-year period ending December 29, 2007. Total net sales for the 13-week period decreased $12.6 million, or 16% to $65.9 million, as compared to last year.

          For the 52-week period ended December 27, 2008, comparable store sales decreased 4%, as compared to a decrease of 1% in the same period in 2007. Total net sales for the 52-week period decreased $8.7 million, or 3% to $265.8 million, as compared to $275.9 million last year.

          Thomas Reinckens, Chairman and CEO of Cache, Inc. commented: "Holiday 2008 was quite challenging for our Company, as the soft consumer spending environment continued to weaken throughout this important time of year. During December, we moved aggressively to clear fall and holiday inventory. As a result, we accelerated markdowns typically taken in January, while initiating further expense reductions in expectation that the economy will continue to be difficult in 2009. While we are disappointed with our results, we believe the actions we are taking will allow us to begin 2009 with a strengthened balance sheet and positioned for maximum cash flow generation. To this end, we expect to end the year with average inventory per store down in the range of 30% to 35% from the prior year end and with approximately $30 million in cash and marketable securities. In addition, we are maintaining our strong commitment to provide fashion conscious consumers great assortments. Our emphasis in the spring selling season will be merchandise newness, particularly in the casual arena."

          During the quarter, the Company opened two new stores and closed one store. The Company closed two additional stores in early January and currently operates 294 locations.

OUTLOOK

          Based on the Company's December sales results, it is revising its fourth quarter and fiscal 2008 guidance. The Company currently expects fourth quarter loss per share in a range of $(0.36) to $(0.38), which includes approximately $0.03 per share in store impairment costs, as compared to actual fourth quarter fiscal 2007 diluted earnings per share of $0.32.

          For the full fiscal 2008 year, the Company currently estimates loss per share in the range of $(0.48) to $(0.50). This guidance includes costs related to store closures, store impairment and a management change totaling $0.21 per share. On an adjusted basis, excluding store closing and management change costs, the Company currently expects fiscal 2008 loss per share in the range of $(0.27) to $(0.29), as compared to actual fiscal 2007 diluted earnings per share of $0.40, inclusive of $0.04 per diluted share in legal settlement costs. Adjusted diluted earnings per share for fiscal 2007 were $0.44.

ABOUT CACHE, INC.

          Cache is a nationwide, mall-based specialty retailer of sophisticated, social occasion sportswear and dresses targeting style-conscious women. Cache targets women between the ages of 25 and 45 who have a youthful attitude, are self-confident and fashion-conscious, and require a missy fit. We operate 294 Cache and Cache Luxe stores primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.

          Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, ability to successfully open new stores, introduction of the Cache Luxe concept, dependence on management, dependence on vendors and distributors, reliance on foreign manufacturers, material weakness in our internal controls, industry trends, merchandise and fashion trends, competition, seasonality and changes in general economic conditions and consumer spending patterns, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.

                                  EXHIBIT 99.2


[GRAPHIC OMITTED]



                       Company Contact:        Maggie Feeney
                                               Executive Vice President And
                                               Chief Financial Officer
                                               Cache Inc.
                                               (212) 575-3206

Final For Release      Investor Relations:     Allison Malkin/Jane Thorn Leeson
                                               Integrated Corporate Relations
                                               (203) 682-8225/(646) 277-1223


                  CACHE BOARD APPROVES 1 MILLION SHARE BUYBACK


          New York, NY - January 8, 2009 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 294 stores currently open, announced that its Board of Directors has approved a new 1 million share repurchase program. The Company plans to execute this program through the open market or in privately negotiated transactions, in accordance with SEC requirements. As of September 27, 2008, the Company had 13,243,000 shares of common stock outstanding.

          Thomas Reinckens, Cache's Chairman and Chief Executive Officer commented: "We believe the board's decision to continue our share repurchase program reflects our Company's strong financial position and commitment to increase shareholder value. In the past year, Cache has utilized $15 million to fund the repurchase of more than 1.6 million shares. Despite a difficult economy, our Company is expected to end the year with approximately $30 million in cash. We remain focused on providing Cache customers with desirable fashions while emphasizing inventory and cost discipline. We believe this strategy will enable us to maximize cash flow in the near term and leave us well positioned to capitalize on the significant growth opportunities that exist for our Company longer term."

ABOUT CACHE, INC.

          Cache is a nationwide, mall-based specialty retailer of sophisticated, social occasion sportswear and dresses targeting style-conscious women. Cache targets women between the ages of 25 and 45 who have a youthful attitude, are self-confident and fashion-conscious, and require a missy fit. We operate 294 Cache and Cache Luxe stores primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.


          Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, ability to successfully open new stores, introduction of the Cache Luxe concept, dependence on management, dependence on vendors and distributors, reliance on foreign manufacturers, material weakness in our internal controls, industry trends, merchandise and fashion trends, competition, seasonality and changes in general economic conditions and consumer spending patterns, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.